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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 30, 1998


                                 SONIC CORP.
             (Exact name of registrant as specified in its charter)


            DELAWARE                  0-18859              73-1371046
(State or other jurisdiction of     (Commission         (I.R.S. Employer
 incorporation or organization)     File Number)       Identification No.)


            101 PARK AVENUE
        OKLAHOMA CITY, OKLAHOMA                              73102
(Address of Principal Executive Offices)                  (Zip Code)

                                    (405)280-7654
                 (Registrant's telephone number, including area code)

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ITEM 5.     OTHER EVENTS.


     On April 30, 1998, Sonic Corp. (the "Registrant") announced that its Board of Directors had approved a three-for-two stock split in the form of a stock dividend. Holders of record of the Registrant's common stock, par value $.01 per share (the "Common Stock"), at the close of business on May 11, 1998 (the "Record Date"), will receive one additional share of Common Stock for each two shares held on the Record Date. The stock dividend will be distributed May 14, 1998. The stock split will increase the number of shares of Common Stock outstanding from approximately 12.9 million to approximately 19.3 million (exclusive of treasury shares).







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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           REGISTRANT:

                                           SONIC CORP.


Date: April 30, 1998                       By:    /s/ J. Clifford Hudson
                                               ---------------------------------
                                               J. Clifford Hudson, President and
                                                   Chief Executive Officer


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